UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 15, 2025

NEXALIN TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41507	27-5566468
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1776 Yorktown, Suite 550

Houston, TX 77056

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (832) 260-0222

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NXL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 15, 2025, Nexalin Technology, Inc., a Delaware corporation headquartered in Houston, Texas (the “Company”), entered into an Amendment No. 2 (the “Amendment”) to that certain equity distribution agreement, dated April 29, 2025 (as amended by that certain Amendment No. 1 to the Equity Distribution Agreement, dated May 5, 2025, the “Equity Distribution Agreement”) with Maxim Group LLC, as exclusive sales agent (the “Agent”). The Equity Distribution Agreement has established an “at-the-market” offering (the “ATM Program”) through which the Company may sell, from time to time to the Agent, shares of the Company’s common stock, par value $0.001 per share (the “Shares”).

The Amendment was entered into by and between the Company and the Agent in order to increase the maximum amount of shares of the Company’s common stock that may be issued and sold through the Agent, from an aggregate offering price $3,100,000 to an aggregate offering price of up to $10,000,000. As of October 15, 2025, up to approximately $4,273,859 in aggregate amount of the Shares are available for sale under the ATM Program.

Further details regarding the Equity Distribution Agreement, as amended by the Amendment, and the ATM Program are set forth in the Company’s prospectus supplement, dated October 15, 2025 (the “New ATM Prospectus Supplement”) and the accompanying prospectus, dated April 23, 2025 (together with the New ATM Prospectus Supplement, the “Prospectus”), filed by the Company with the Securities and Exchange Commission.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the opinion of Golenbock Eiseman Assor Bell & Peskoe LLP relating to the legality of the issuance and sale of the Shares pursuant to the Prospectus is attached as Exhibit 5.1 hereto.

The Shares, if any, will be issued pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-286711) dated April 29, 2025, and the New ATM Prospectus Supplement dated October 15, 2025, and the Prospectus, as supplemented from time to time.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
5.1	Opinion of Golenbock Eiseman Assor Bell & Peskoe LLP *
10.1	Amendment No. 2 to Equity Distribution Agreement *
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document) *

*	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2025

NEXALIN TECHNOLOGY, INC.

By	/s/ Mark White
Mark White
Chief Executive Officer

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